SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                            ------------------------

                                    FORM 8-K

                             -----------------------

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 15, 2001

                           FIRST MERCHANTS CORPORATION

             (Exact name of registrant as specified in its charter)

                                     INDIANA

                 (State or other jurisdiction of incorporation)

0-17071                                                               35-1544218
(Commission File Number)                       (IRS Employer Identification No.)

200 East Jackson Street
P.O. Box 792
Muncie, Indiana                                                       47305-2814
(Address of principal executive offices)                              (Zip Code)

       Registrant's telephone number, including area code: (765) 747-1500


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Item 5.           Other Events

         On October 15, 2001, First Merchants Corporation (the "Registrant") and Lafayette Bancorporation ("Lafayette") jointly announced the signing of a definitive agreement (the "Agreement") pursuant to which Lafayette will be merged with and into Registrant (the "Merger"). The Agreement provides that upon the effective date of the Merger (the "Effective Time"), each shareholder of Lafayette may elect to receive either 1.11 shares of Registrant's common stock (valued at $26.01 based on Registrant's October 12, 2001 closing price of $23.43 per share), or $30.00 in cash for each share of Lafayette common stock owned by such shareholder. However, no more than $50,329,248 aggregate cash may be paid in the Merger and there may be allocations of stock to certain shareholders if this threshold is exceeded. Based on the closing price of Registrant stock on October 12, 2001, the transaction has an aggregate value of approximately $115.8 million (assuming all outstanding stock options of Lafayette are exercised).

         Pursuant to General Instruction F to Form 8-K, the Agreement of Reorganization and Merger between First Merchants Corporation and Lafayette
Bancorporation dated October 14, 2001, is attached hereto as Exhibit 2 and incorporated herein by reference.

Item 7.           Financial Statements and Exhibits

         (c)      Exhibits

                  Exhibit 2 Agreement of Reorganization and Merger between First Merchants Corporation and Lafayette Bancorporation dated October 14, 2001.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     By: /s/ Larry R. Helms
                                         ---------------------------------------
                                           Larry R. Helms, Senior Vice President

Dated: October 15, 2001